Exhibit 99.1

CH2M HILL Internal Market Rules

The following rules, adopted from time to time by CH2M HILL’s Board of Directors,  govern the operation of the CH2M HILL Internal Market (the “Market”). For additional information about CH2M HILL’s Internal Market please refer to our Prospectus available at www.sec.gov.

CH2M HILL shall facilitate a market to enable eligible participants to sell or purchase shares of CH2M HILL common stock (the “Common Stock”) up to four times each year (each, a “Trade Date”).  The Trade Dates shall be determined by the CH2M HILL Board of Directors.  All trades of Common Stock on the Market shall be made at the price determined by the CH2M HILL Board of Directors from time to time, as provided in the CH2M HILL Prospectus filed with the US Securities and Exchange Commission.

All eligible CH2M HILL employees, directors, consultants, the trustees and administrators of CH2M HILL’s qualified and non-qualified employee benefit plans, and others as determined by the Board of Directors from time to time, shall be permitted to participate in the Market.  CH2M HILL may, but is not obligated to, sell or purchase Common Stock in the Market, provided that CH2M HILL shall not be both a seller and a purchaser on the same Trade Date.

All record owners of Common Stock may put to the Market for sale all or a portion of Common Stock they own on any Trade Date.  For beneficially owned Common Stock, sales must be directed by record holders in accordance with relevant instruments relating to the rights and obligations of the respective parties.

On any Trade Date, CH2M HILL may, but shall not be obligated to, purchase Common Stock in the Market, if the Market is under-subscribed (the aggregate number of shares of Common Stock offered for sale in the Market is greater than the aggregate number of shares of Common Stock sought to be purchased by authorized buyers).

If (after taking into account all orders to purchase and sell Common Stock in the Market, including the CH2M HILL order, if any) the aggregate number of shares of Common Stock offered for sale in the Market is greater than the aggregate number of shares of Common Stock sought to be purchased by authorized buyers, offers to sell will be treated in the following manner:

a)              If enough orders to buy are received to purchase all the shares of Common Stock offered by each seller selling fewer than 500 shares and at least 500 shares from each other seller, then all sell orders will be accepted up to the first 500 shares and the portion of any sell orders exceeding 500 shares will be accepted on a pro-rata basis;

b)             If not enough orders to buy are received to purchase all the shares offered by each seller selling fewer than 500 shares and at least 500 shares from each other seller, then the purchase orders will be allocated equally to each seller.

On any Trade Date, CH2M HILL may, but shall not be obligated to, sell Common Stock in the Market, if the Market is over-subscribed (the aggregate number of shares of Common Stock sought to be purchased in the Market exceeds the aggregate number of shares of Common Stock offered for sale in the Market).

If (after taking into account all orders to purchase and sell Common Stock in the Market, including the CH2M HILL order, if any) the aggregate number of shares of Common Stock sought to be purchased in the Market exceeds the aggregate number of shares of Common Stock offered for sale in the Market, the purchasers in the Market will have the following priority:

a)              Administrator of the Payroll Deduction Stock Purchase Plan (“PDSPP”);

b)             Trustees of the CH2M HILL Deferred Retirement Savings Plan (the “401(k) Plan”)

c)              Individual Market participants on a pro-rata basis (including purchases through the pre-tax and after-tax deferred compensation plans.)

CH2M HILL shall participate in the Market as a buyer or a seller of Common Stock at the Common Stock share price in effect on the Trade Date.

CH2M HILL shall publish the then current Common Share price and upcoming Trade Date as determined by the Board of Directors prior to each Trade Date through internal communications and public filings.

A NASD-registered independent broker-dealer (the “Broker”), shall be appointed by the Board of Directors to manage the Market for CH2M HILL.  The Broker shall act upon the instructions received from buyers and sellers to affect trades in the Market at the price set by CH2M HILL Board of Directors in accordance with these Internal Market Rules.

The Broker may charge a sales commission to Market participants for its services as agreed with CH2M HILL.

The Broker will not buy or sell shares in the Market for its own account.

Common Stock obtained as a result of purchases in the Market will be subject to restrictions, as set forth in CH2M HILL’s Restated Articles of Incorporation and Restated Bylaws, each as effected from time to time.